SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
September 24, 2009
United Community Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	No. 0-21656	No. 58-180-7304

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
63 Highway 515, P.O. Box 398
Blairsville, Georgia 30512
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(706) 781-2265
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On September 24, 2009, United Community Banks, Inc. (the “Company”) entered into an underwriting agreement with Sandler O’Neill & Partners, L.P. as representative of the underwriters named therein (the “Underwriting Agreement”), in connection with its public offering of 38,700,000 shares of common stock of the Company, par value $1.00 per share (the “Common Stock”), at a public offering price of $5.00 per share. The Company granted the underwriters a 30-day option to purchase up to an additional 5,805,000 shares of Common Stock pursuant to the Underwriting Agreement to cover over-allotments, if any.
The sale of the shares was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-159958), including a prospectus supplement dated September 24, 2009 to the prospectus contained in the Registration Statement. The final prospectus supplement was filed by the Company with the Securities and Exchange Commission, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.
This description of the Underwriting Agreement is a summary and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.
Item 8.01 Other Events.
Press Release
On September 24, 2009, the Company issued a press release announcing the pricing of the Company’s public offering. A copy of the press release is attached hereto as Exhibit 99.1.
Legal Opinion
The validity of the shares offered in its public offering was passed upon for the Company by Kilpatrick Stockton LLP. The opinion is attached hereto as Exhibit 5.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 24, 2009 between the Company and Sandler O’Neill & Partners, L.P. as representatives of the underwriters named therein.

5.1	Opinion and Consent of Kilpatrick Stockton LLP.

99.1	Press Release, dated September 24, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Rex S. Schuette
Rex S. Schuette
Executive Vice President and Chief Financial Officer

September 25, 2009